SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

May 27, 2003
Date of Report (date of earliest event reported)

SmarTire Systems Inc.
(Exact Name of Registrant as Specified in its Charter)

Yukon	0-24209	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#150 - 13151 Vanier Place, Richmond, British Columbia V6V 2J1
(Address of principal executive offices)

604 276-9884
(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

Reference is made to the press release of the registrant, issued and disseminated on May 27, 2003 announcing that SmarTire Systems Inc., a leading developer of tire pressure and temperature monitoring technology, today announced that SmarTire's common shares will commence trading on the Over-the-Counter Bulletin Board (OTCBB) under the symbol SMTR effective May 29, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1 Press release issued by the Registrant on May 27, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTIRE SYSTEMS INC.

By /s/ Jeff Finkelstein
Jeff Finkelstein, C.A.
Chief Financial Officer

Dated: May 27, 2002

NEWS RELEASE - May 20, 2003
Email: investor_relations@smartire.com
Contact: Susan Mader
1.800.982.2001

SmarTire Announces Move To Over-the-Counter Bulletin Board

RICHMOND, BRITISH COLUMBIA, CANADA - May 27, 2003 - SmarTire Systems Inc. (Nasdaq: SMTR), a leading developer of tire pressure and temperature monitoring technology, today announced that SmarTire's common shares will commence trading on the Over-the-Counter Bulletin Board (OTCBB) under the symbol SMTR effective May 29, 2003. Following earlier notifications, the Company received notice from Nasdaq on May 20, 2003 that it does not meet the minimum bid price rule of $1 per share necessary to remain listed on the Nasdaq Stock Exchange as outlined in Marketplace Rule 4310(c)(4).

"This move to the Bulletin Board will not impact our business strategy as we continue to drive the Company forward to capitalize on market demand for our products," says Robert Rudman, President and Chief Executive Officer of SmarTire Systems. "In addition, with the support of our new investment banking firm, HPC Capital Management, we are actively pursuing opportunities to increase the awareness and profile of SmarTire in the investment community including our participation as a presenter at the National Investment Banking Association Conference in Florida, May 29th and 30th."

The OTCBB is a regulated quotation service that electronically transmits real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. The OTCBB provides access to over 3,600 securities and includes more than 330 participating Market Makers. For more information please visit www.otcbb.com.

SmarTire also welcomes Martin Gannon to its Board of Directors. Mr. Gannon joined SmarTire as a director on February 3, 2003 and he brings a fresh perspective plus years of valuable experience to the Board. Mr. Gannon has been a Certified Public Accountant since 1973 and has been a partner and the vice president of the accounting firm of Barron Gannon & Co., P.C. since 1982. In addition, Lawrence Becerra resigned from the SmarTire Board of Directors effective March 17, 2003.

Incorporated in 1987, SmarTire is a public company with offices in Canada and the United Kingdom. Additional information can be found at www.smartire.com.

/s/ Jeff Finkelstein

Jeff Finkelstein, C.A.
Chief Financial Officer

This news release may include statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release include, but are not limited to, the impact of the Company's trading market moving from NASDAQ to OTCBB, anticipated demand for tire monitoring technology, and increased awareness of the Company. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include general factors such as insufficient investor interest in the Company's securities, the ability of the Company's advisors to create awareness of the Company with investors, the impact of competitive products and pricing and general economic conditions as they affect the Company's customers, and specific risks such as the uncertainty of the requirements demanded and timing specified by U.S. government, reliance on third party manufacturers to produce SmarTire products and technology, and, the Company's ability to source product components in a timely manner. Readers should also refer to the risk disclosures outlined in the Company's annual report of Form 10-KSB for the last completed fiscal year filed with the SEC.